Exhibit (e)(6)

                  ADDENDUM NO.5 TO THE DISTRIBUTION AGREEMENT


     This Addendum, dated as of the 1st day of November, 1999, is entered into between Firstar Funds, Inc. (the "Company"), a Wisconsin corporation, and B.C. Ziegler and Company, a Wisconsin corporation ("BCZ").

     WHEREAS, the Company and BCZ have entered into a Distribution Agreement dated as of January 1, 1995 (the "Distribution Agreement"), pursuant to which the Company appointed BCZ to provide distribution services to the Company for its Money Market Fund, U.S. Treasury Money Market Fund, U.S. Government Money Market Fund, Tax-Exempt Money Market Fund, Short-Term Bond Market Fund, Intermediate Bond Market Fund, Tax-Exempt Intermediate Bond Fund, Bond IMMDEX/TM Fund, Balanced Income Fund, Balanced Growth Fund, Growth and Income Fund, Equity Index Fund, Growth Fund, Special Growth Fund, Emerging Growth Fund, MicroCap Fund, International Equity Fund and any other Firstar Funds that may be contemplated;

     WHEREAS, the Company is establishing an additional investment portfolio to be known as the Core International Equity Fund and desires to retain BCZ to act as the distributor under the Distribution Agreement; and

     WHEREAS, BCZ is willing to serve as distributor for the Core International Equity Fund (the "Fund");

     NOW THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. APPOINTMENT. The Company hereby appoints BCZ to act as distributor to the Company for the Core International Equity Fund for the period and the terms set forth herein and in the Distribution Agreement. BCZ hereby accepts such appointment and agrees to render the services set forth herein and in the Distribution Agreement.

     2. MISCELLANEOUS. Except to the extent supplemented hereby, the Distribution Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as supplemented hereby.

     IN WITNESS WHEREOF, the undersigned have executed this Addendum as of the date and year first above written.

                              FIRSTAR FUNDS, INC.

                              By: /s/Laura Rauman
                                  ---------------------------
                                  Title: Vice President


                              B.C. ZIEGLER AND COMPANY


                              By: /s/Robert J. Tuszynski
                                  ---------------------------
                                  Title: Senior Vice President